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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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          Exchange Act Rule 0-11(a)(2) and identify the filing for which
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

                                                             [EL PASO LOGO]

For Immediate Release



EL PASO CORPORATION BELIEVES ISS REACHED WRONG CONCLUSION

El Paso Urges Shareholders to Vote the WHITE Proxy Card in Favor of El Paso's Board Nominees



HOUSTON, TEXAS, JUNE 3, 2003--El Paso Corporation (NYSE: EP) today announced that it believes Institutional Shareholder Services' (ISS) reached the wrong conclusion in its recommendation regarding the election of the Zilkha/Wyatt slate nominees at the company's Annual Meeting of Shareholders to be held on June 17, 2003.
     El Paso noted that ISS' recommendations are directed to its institutional clients, who are free to reject or accept the recommendations. Given El Paso's sizeable retail shareholder base and the fact that most larger institutions make their own decisions, El Paso believes that ISS' position will sway few votes.
     Ronald L. Kuehn, Jr., El Paso's chairman and chief executive officer, said, "We believe ISS focused on the past and did not consider the future. We believe ISS failed to recognize that with our current Board of Directors, El Paso is taking all the right actions to restore value and position the company for the future. In addition, we continue to execute on our operational and financial plan to preserve and enhance the value of core businesses, strengthen and simplify the balance sheet and reduce costs while improving the company's liquidity position. We have made decisions in the past year that address issues of management and corporate governance including adding four new Directors with outstanding energy industry backgrounds, reconstituting the Board's Compensation Committee and changing senior management as we continue our search for the best CEO to lead El Paso."
     El Paso believes its high caliber Board is the best team to lead the company into the future. We believe that shareholders do not want to see our progress derailed by a whole new Board that we believe would seriously disrupt the steady improvements that El Paso is making.
     Notwithstanding ISS' flawed evaluation, we believe our shareholders share our concerns regarding the risks of replacing our entire Board with a slate of nominees that has no well-defined business plan for El Paso and that has selected one of its own as CEO without undertaking a process to select the best possible candidate for this critical post.
     The Board of Directors urges El Paso shareholders to vote FOR the election of El Paso's slate of 12 highly qualified directors on El Paso's WHITE proxy card, NOT to sign the blue proxy card sent to you by Messrs. Zilkha and Wyatt and to DISCARD any blue proxy card they may send to you in the future. Your vote is critical, no matter how many shares you own. Time is short as the June 17 Annual Meeting is rapidly approaching.
     El Paso shareholders who have any questions about voting your proxy or need additional information about El Paso or the stockholders meeting, please contact MacKenzie Partners, Inc. at (800) 322-2885 or visit El Paso's website at www.elpaso.com.
     El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in pipelines, production, and midstream services. Rich in assets, El Paso is committed to developing and delivering new energy supplies and to meeting the growing demand for new energy infrastructure. For more information, visit www.elpaso.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
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This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the Western Energy Crisis; material and adverse impacts from our proxy contest with Selim Zilkha/Oscar Wyatt; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

ADDITIONAL IMPORTANT INFORMATION
To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research are quoted in this document, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.


CONTACTS
Communications and Government Affairs
Norma F. Dunn, Senior Vice President
Office: (713) 420-3750
Fax: (713) 420-3632

Investor Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Alternate Contacts
Joele Frank/Dan Katcher
Office: (212) 355-4449
Fax: (212) 355-4554